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                                                                  EXHIBIT 23(B)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-61959) and related Proxy Statement of Penederm Incorporated ("Penederm") and Prospectus of Mylan Laboratories Inc. and to the incorporation by reference therein of our report dated January 27, 1998 with respect to the consolidated financial statements of Penederm included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

August 28, 1998